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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

  The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

  The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                        State or Other
                                                         Jurisdiction
Subsidiary                                             of Incorporation
----------------------                               ----------------------
ACCO World Corporation                                      Delaware
 ACCO Brands, Inc.                                          Delaware
 ACCO Canada Inc.                                           Ontario, Canada
 ACCO Europe PLC                                            England
   ACCO Australia Pty. Limited                              Australia
   ACCO Eastlight Limited                                   England
   ACCO-Rexel Limited (1)                                   Republic of Ireland
   ACCO UK Limited                                          England
     Hetzel Vermogensverwaltungs GmbH                       Germany
       Hetzel GmbH & Co. KG (Limited Partnership)           Germany
     ACCO France S.A.S.                                     France
 ACCO Mexicana S.A. de C.V.                                 Mexico
 Boone International, Inc.                                  Delaware
 Day-Timers, Inc.                                           Delaware
   Day-Timers of Canada, Ltd.                               Canada
   Day-Timers Pty. Limited                                  Australia
   ACCO Italia S.p.A.                                       Italy
Acushnet Company                                            Delaware
 Acushnet Cayman Limited                                    Cayman Islands
   Acushnet Lionscore, Ltd. (2)                             Cayman Islands
 Acushnet Foot-Joy (Thailand) Limited                       Thailand
 Acushnet Foreign Sales Corporation                         Barbados
Acushnet International Inc.                                 Delaware
   Acushnet Canada Inc.                                     Canada
       Acushnet Manufacturing Inc./Fabrication
     Acushnet Inc.                                          Canada
______________________
1 66.67% owned by ACCO-Rexel Group Services Limited and 33.33% owned by ACCO World Corporation.
2    40% owned by Acushnet Cayman Limited.
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                                                      State or Other
                                                       Jurisdiction
Subsidiary                                           of Incorporation
----------------------                             ----------------------

   Acushnet Golf Thailand Ltd.                            Thailand
   Acushnet Japan, Inc.                                   Japan
   Acushnet Limited                                       England
     Acushnet-Danmark ApS                                 Denmark
     Acushnet France S.A.                                 France
     Acushnet GmbH                                        Germany
     Acushnet Nederland B.V.                              Netherlands
     Acushnet Osterreich GmbH                             Austria
     Acushnet South Africa (Pty.) Ltd.                    South Africa
     Acushnet Sverige AB                                  Sweden
 Cobra Golf Incorporated                                  Delaware
Fortune Brands Finance Canada Ltd.                        Ontario, Canada
Fortune Brands Finance UK plc                             England
Fortune Brands International Corporation                  Delaware
Jim Beam Brands Worldwide, Inc.                           Delaware
 Alberta Distillers Limited                               Alberta, Canada
     Carrington Distillers Limited                        Ontario, Canada
     Featherstone & Co. Limited                           Ontario, Canada
 Bourbon Warehouse Receipts, Inc.                         Delaware
     Maxxium Worldwide B.V. (3)                           Netherlands
     Jim Beam Brands Australia Pty. Limited               Australia
       Barwang International Pty. Limited (4)             Australia
 JBB (Greater Europe) PLC (5)                             Scotland
 Jim Beam Brands Co.                                      Delaware
   James B. Beam Distilling International Co., Inc.       Barbados
   JBB Spirits (New York) Inc.                            New York
 Jim Beam Brands Canada, L.P. (6)                         New Brunswick, Canada
 John de Kuyper & Son, Incorporated                       Delaware
 Wood Terminal Company                                    Delaware
MasterBrand Industries, Inc.                              Delaware
 Fortune Brands Home & Office, Inc.                       Delaware
 MasterBrand Cabinets, Inc.                               Delaware
   MasterBrand Industries Foreign Sales Corporation (7)   Barbados

________________________
3 33.3% owned by Jim Beam Brands Netherlands, B.V., a subsidiary of Bourbon Warehouse Receipts, Inc.
4    50% owned by Jim Beam Brands Australia Pty. Limited.
5 428,055,999 shares owned by Jim Beam Brands Worldwide, Inc; 1 share owned by Jim Beam Brands Co.
6 99% owned by Jim Beam Brands Worldwide, Inc.; 1% owned by Bourbon Warehouse Receipts, Inc.
7 Owned equally by MasterBrand Cabinets, Inc., Master Lock Company, Moen Incorporated, Waterloo Industries, Inc. and 21/st/ Century Companies, Inc.
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                                                        State or Other
                                                         Jurisdiction
Subsidiary                                             of Incorporation
----------------------                               ----------------------

 Master Lock Company                                        Delaware
   Master Lock de Nogales, S.A. de C.V. (8)                 Mexico
   Master Lock Europe, S.A. (9)                             France
 Moen Incorporated                                          Delaware
   Creative Specialties International                       California
   Creative Specialties International Company
     Limited (10)                                           Hong Kong
   Moen China, Limited (11)                                 Hong Kong
   Moen de Mexico, S.A. de C.V.                             Mexico
   Moen Guangzhou Faucet Co., Ltd. (12)                     China
   Moen, Inc.                                               Ontario, Canada
   Moen International, Inc.                                 Connecticut
   Moen of Pennsylvania, Inc.                               Delaware
   Moen Sonora S.A. de C.V. (13)                            Mexico
   21/st/ Century Companies, Inc.                           Delaware
Waterloo Industries, Inc.                                   Delaware
 Waterloo de Nogales, S.A. de C.V. (14)                     Mexico
1700 Insurance Company Ltd.                                 Bermuda

______________________________________________________________________________
8 49,996 shares owned by Master Lock Company and 4 shares owned by John Heppner, Executive Vice President and Chief Operating Officer of Master Lock Company.
9    99.68% owned by Master Lock Company.
10   60% owned by Moen Incorporated.
11   Owned 99% by Moen Incorporated and 1% by Moen International, Inc.
12   66.03% owned by Moen Incorporated.
13 49,999 shares owned by Moen Incorporated and 1 share owned by Bruce A. Carbonari, President and Chief Executive Officer of MasterBrand Industries, Inc.
14 99.9% owned by Waterloo Industries, Inc. and 0.1% owned by MasterBrand Industries, Inc.